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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-12853 (Commission File Number)	93-0370304 (IRS Employer Identification No.)
13900 NW Science Park Drive, Portland, Oregon (Address of principal executive offices)		97229 (Zip Code)

Registrant's telephone number, including area code: (503) 641-4141

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        On January 16, 2003, the Board of Directors of Electro Scientific Industries, Inc. (the "Company") approved the repurchase of up to $50 million aggregate principal amount of the Company's 4 1/4% Convertible Subordinated Promissory Notes due 2006 during 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: January 22, 2003.

Electro Scientific Industries, Inc.
By:	/s/ JOSEPH L. REINHART Joseph L. Reinhart Vice President and Acting Chief Financial Officer

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  Item 5. Other Events
SIGNATURE